Exhibit 99.3
Additional Information about the Merger and Where to Find It

SCBT will file a registration statement, a proxy statement/prospectus and other relevant documents concerning the proposed transaction with the Securities and Exchange Commission (the “SEC”). TSB shareholders are urged to read the registration statement and the proxy statement/prospectus when they become available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information. You will be able to obtain a free copy of the proxy statement/prospectus, as well as other filings containing information about SCBT and TSB, at the SEC’s Internet site (http://www.sec.gov). Copies of the proxy statement/prospectus to be filed by SCBT and the other filings also can be obtained, when available and without charge, by directing a request to TSB Financial Corporation, 1057 Providence Road, Charlotte, North Carolina 28207, Attention: Janet H. Hollar, Chief Financial Officer, or to SCBT Financial Corporation, 520 Gervais Street, Columbia, South Carolina 29201, Attention: Richard C. Mathis, Executive Vice President and Chief Risk Officer.

Participants in the Plan of Merger

SCBT, TSB and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of TSB in connection with the merger. Information about the directors and executive officers of TSB and their ownership of TSB common stock is set forth in TSB’s most recent proxy statement as filed with the SEC, which is available at the SEC’s Internet site (http://www.sec.gov) and at TSB’s address in the preceding paragraph. Information about the directors and executive officers of SCBT is set forth in SCBT’s most recent proxy statement filed with the SEC and available at the SEC’s Internet site and from SCBT at the address set forth in the preceding paragraph. Additional information regarding the interests of these participants may be obtained by reading the proxy statement/prospectus regarding the proposed transaction when it becomes available.

Who is South Carolina Bank and Trust (SCBT)?

SCBT Financial Corporation is the holding company for South Carolina Bank and Trust, and South Carolina Bank and Trust of the Piedmont.

South Carolina Bank and Trust has a rich heritage spanning 73 years. In 1933, SCBT was founded on the philosophy of putting our employees and customers first. This approach has served us well for the past 73 years and provided a strong return to our shareholders as a result.

Our vision is to build a high-performing, independent community bank based on a balance of soundness, profitability, and growth. We work to accomplish these goals by providing the best financial services with a personal touch, and by creating mutually rewarding, long-term relationships with business and individual customers throughout the region.

SCBT has been nationally recognized as a great place to work based on employee satisfaction and our overall commitment to providing a positive work environment.

To help you learn more about SCBT, we have attached a copy of our bank’s history. You can also visit our website at www.SCBTonline.com.

Why partner with The Scottish Bank?

South Carolina Bank and Trust and The Scottish Bank share the same corporate values and long-term vision. We both believe in building lasting relationships with our customers and adding value by becoming trusted financial advisors. This is an exciting opportunity for us to partner and expand at a faster rate in order to better serve the Charlotte community. Together we can provide our collective customers with expanded products and services to meet all of their financial needs.

When will this happen?

We anticipate that the merger will take place in December of 2007.

Who will be in charge of our market?

As a wholly owned subsidiary of SCBT Financial Corporation, The Scottish Bank will maintain its existing leadership with John B. Stedman, Jr. serving as President and Chief Executive Officer.

If we are operating as a subsidiary of SCBT Financial Corporation, what does this mean for employees of The Scottish Bank?

Nothing will change until the merger is complete (anticipated to be in December of 2007). Once completed, there will be very little change in the way customer contact employees do business. For the internal support departments, there may be some duplication of processes. We will review these processes and determine how to handle each situation on a case-by-case basis. As we move forward, we will be sitting down with each employee to discuss his/her career at SCBT Financial Corporation.

What will happen to my job and my salary?

One of the reasons that SCBT became interested in partnering with The Scottish Bank was the tremendous amount of talent within the organization. As a wholly owned subsidiary, The Scottish Bank will continue to operate as it always has. For our partnership to achieve success, your continued dedication and commitment is critical. As with most partnerships, it is inevitable that there will be some duplication of job functions. In cases where there is duplication, employees may apply for vacant positions within the company. If it becomes necessary, a salary continuation plan will be in effect to assist with the transition in securing other employment.

Will my employee benefits change?

South Carolina Bank and Trust offers a competitive benefits program. Our HR team will be visiting you within the next few weeks to explain in detail SCBT’s benefits and answer any questions you may have.

What does this change mean for our customers?

The changes that will take place should be very positive for your customers. The products and services that The Scottish Bank offers will expand to meet your customers growing financial service needs. Basically, it means that you will continue to serve your customers as you are currently serving them, but with an expanded product line and capabilities.

How will we let our customers know about the new partnership?

SCBT’s Marketing team will work with The Scottish Bank to develop a plan for communicating with customers any changes that may occur as a result of the merger. We assure you that we will inform you in advance of any communication with your customers.

How will The Scottish Bank’s products work with SCBT products? Will customers have a lot of changes in their accounts?

SCBT’s Marketing and Retail Banking teams will work with the leadership of The Scottish Bank to minimize the impact this association will have on your customers. We anticipate that you will continue to offer the same products along with some of SCBT’s most popular products.

What will happen next?

We will communicate our new partnership to the public immediately. Over the course of the next few weeks, we will schedule a time for each of you to meet with SCBT Human Resources to ask questions and obtain further information. We will work hard to keep you informed throughout this process. We will also be communicating with both SCBT and The Scottish Bank customers regarding the benefits of our association.

Revised 1/20/05

In 2004, South Carolina Bank and Trust celebrates over 70 years of service to its customers and the communities it serves.

Founded in 1933 at a time when the Great Depression had seen many financial institutions close their doors, South Carolina Bank and Trust was started by seven farsighted men who were determined to bring banking services to Orangeburg. Robert Lide, a prominent Orangeburg attorney, and businessmen Wallace C. Bethea, D.A. Gardner, W.L. Glover, E.V. Mirmow, Dwight Moseley, and Dr. CA Mobley were the organizers. Each pledged a minimum stock purchase of $ 1,000 and together raised $62,500 through the sale of stock, which required concerted effort, and borrowed a matching amount from the federal government's Reconstruction Finance Corporation.

"Dollars in those days were as big as cartwheels. Teachers were being paid off in State notes. Cities were using scrip to pay employees," Bethea commented. "The depression hurt just about everyone and money was hard to come by."

Born in 1914, a Columbia customer remembers when the bank was formed. "My father had some of the original, stock he received when the bank was opened. He had some money in a bank that failed during the depression. W. Bill Glover told him that a new bank was being formed and asked him to accept stock in the new bank in lieu of the money. My dad accepted and we've had stock in South Carolina Bank and Trust ever since. I opened my first account at the new bank in 1934."

As a result of their determination, South Carolina Bank and Trust opened its doors as First National Bank in Orangeburg in the old Edisto National Bank building at 170 Russell Street, S.E. on January 2, 1934.

Under President Robert Lide and with six employees, the bank completed its first year of operation with deposits of $1,133,099 and profits of $1,395. The early success was in large part due to the commitment of the directors, who met each day to consider loans.

By their 40th Anniversary in 1974, the bank had 120 employees and deposits of $56,310,162. When the bank first opened, the economy of the areas it served was based primarily on agriculture. The Board of Directors had to monitor the changing economy and guide the bank' through the growth and changes into a more diversified economy based on industry.

We used to be interested in the price of cotton," said Bethea in a quote in the 1974 annual report. "Today, its more pertinent to know how certain industries are doing and what is the per capita income."

Lide served as president of the bank for almost ten years and was succeeded by another founding director, W. L. Glover, in 1942. When'the United States entered World War IT, Glover volunteered for military service and Wallace C. Bethea became third president of South Carolina Bank and Trust in 1943.

Bethea, who passed away in 1982, was an integral part of the bank's history. His conservative business sense and love for this community helped develop a philosophy that has never been forgotten by South Carolina Bank and Trust: to protect the depositor first, the stockholder next, and to take a leading role in the community.

In 1965, O.S. Burns, a dedicated officer and longtime employee, succeeded Bethea as President of the bank. At that time Bethea was named Chairman of the Board.

The untimely death of O.S. Burns placed W.C. Bethea back in the president's office for a short time during 1970 and 1971 until Rudolph Bozard, another dedicated and longtime officer and employee of the bank, was elected by the bank's Board of Directors as the fifth president of South Carolina Bank and Trust.

Under the next president, prominent Orangeburg attorney, Charlton B. Horger, the bank continued to prosper from internal growth as well as new offices. In 1978, Horger was elected to the position of Chairman of the Board and J. Donald Collier was elected President and Chief Executive Officer of the bank.

By the end of 1984, the bank had 15 offices and more than 200 employees - quite a lot of progress from its start with the half dozen employees in a single office. L. D. Westbury was named president in 1986. C.J. Hipp, III, was elected president and CEO in 1994. Robert R Hill Jr., president since 1999 was elected president and CEO in 2004.

In May 2002, the company unveiled its mission to become South Carolina's premier community bank, through a commitment to providing the best financial services with a personal touch by creating mutually rewa clir g, long-term relationships with our customers.

To accomplish this mission, the company announced that it would change the name to South Carolina Bank and Trust and relocate the headquarters to Columbia, the center of the state.

Over the years, there have also been a lot of changes in banking, but one thing hasn't changed-the customer always comes first.

In celebration of their 70th Anniversary, SCBT unveiled its new mascot. Chosen because the state dog is a Boykin Spaniel, "Trusty" tours the state in his red convertible VW bug visiting branches and picking up customers to make deposits. Trusty also visits local schools to teach children about the importance of saving money. Children who open aor savings account can join the SCBT Kid's Club to earn prizes as their savings grow. The festivities will continue throughout the year as the 70th Anniversary Celebration moves around the state. Since his introduction in March, Trusty has been a frequent guest at parades around the state including the St. George Grit's Festival and the Beaufort Water Festival.

The success the bank has enjoyed since 1934 is due to the dedication and hard work of the directors, officers and employees of SCBT, and the trust and . confidence of the many valued customers and friends in the communities we serve. With over 550 employees, South Carolina Bank and Trust continues to be progressive and to face the challenges in the ever-changing market place.

"South Carolina Bank and Trust is committed to meeting the needs of our customers and the neighborhoods we serve," said Robert R Hill Jr., CEO. "This philosophy has served our company well for the past 70 years and we will continue this legacy of service as we enter the next era in our company's history."